     As filed with the Securities and Exchange Commission on January 2, 2002
                                          REGISTRATION STATEMENT NO. 333-91255

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 7 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------


                          BEACON CAPITAL PARTNERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MARYLAND                                           04-3403281
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                         ONE FEDERAL STREET, 26TH FLOOR
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 457-0400
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                    ----------------------------------------

                                ALAN M. LEVENTHAL
                             CHIEF EXECUTIVE OFFICER
                                       AND
                              WILLIAM A. BONN, ESQ.
                                 GENERAL COUNSEL
                          BEACON CAPITAL PARTNERS, INC.
                         ONE FEDERAL STREET, 26TH FLOOR
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 457-0400
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                    ----------------------------------------

                                  With copy to:
                             GILBERT G. MENNA, P.C.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                    ----------------------------------------


===============================================================================

         On November 18, 1999, the Registrant registered 20,394,843 shares of its common stock, par value $0.01 per share, for resale by stockholders of Beacon Capital Partners, Inc. (the "Selling Stockholders") pursuant to a Registration Statement on Form S-3 (File No. 333-91255) (the "Registration Statement"). As the Registrant's obligations to the Selling Stockholders have been fulfilled, the Registrant files this Post-Effective Amendment No. 7 to the Registration Statement to terminate the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post- Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on January 2, 2002.

                                  BEACON CAPITAL PARTNERS, INC.


                                  By:    /s/ LIONEL P. FORTIN
                                         -------------------------------------
                                         Lionel P. Fortin
                                         President and Chief Operating Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                          SIGNATURE                           TITLE                               DATE
                      *                            Chairman of the Board and Chief             January 2, 2002
--------------------------------------------       Executive Officer
              ALAN M. LEVENTHAL


            /S/ LIONEL P. FORTIN                   President and Chief Operating Officer       January 2, 2002
--------------------------------------------
              LIONEL P. FORTIN


                      *                            Senior Vice President and Chief             January 2, 2002
--------------------------------------------       Financial Officer
               RANDY J. PARKER


                      *                            Director                                    January 2, 2002
--------------------------------------------
              STEPHEN T. CLARK


                      *                            Director                                    January 2, 2002
--------------------------------------------
              ROBERT M. MELZER


                      *                            Director                                    January 2, 2002
--------------------------------------------
               STEVEN SHULMAN

                      *                            Director                                    January 2, 2002
--------------------------------------------
              SCOTT M. SPERLING


*By: /S/ LIONEL P. FORTIN                                                                      January 2, 2002
     ---------------------------------------
     LIONEL P. FORTIN, ATTORNEY-IN-FACT
